Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-152231) of Finisar Corporation and in the related Prospectus and in the Registration Statements (Forms S-8, Nos. 333-153602, 333-136933, 333-125147, 333-117479, 333-89520, 333-107884, 333-111046, 333-65330, 333-32698 and 333-51920) of Finisar Corporation pertaining to the 1989 Stock Option Plan, the 1999 Stock Option Plan, the 1999 Employee Stock Purchase Plan, the International Employee Stock Purchase Plan, the 2001 Nonstatutory Stock Option Plan of Finisar Corporation, the Transwave Fiber, Inc. Amended and Restated 2000 Stock Option Plan, the Medusa Technologies, Inc. 1999 Stock Option Plan, the Shomiti Systems, Inc. 1995 Stock Option Plan, the Sensors Unlimited, Inc. Second Amended and Restated 1997 Stock Option Plan, the Demeter Technologies, Inc. 2000 Stock Option Plan, the Optium Corporation 2000 Stock Incentive Plan, the Optium Corporation 2006 Stock Option and Incentive Plan, and the Amended and Restated Warrants to Purchase Common Stock, of our report dated June 30, 2008 (except Note 3, as to which the date is December 17, 2008), with respect to the consolidated financial statements and schedule of Finisar Corporation for the year ended April 30, 2008 included in this Form 8-K.
/s/ Ernst & Young LLP
San Jose, California
July 08, 2009